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                                 EXHIBIT (99-7)




          Directors and Officers (Sixth) Liability Binder of Insurance

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[STARR EXCESS INTERNATIONAL LOGO]

                    EXCESS DIRECTORS & OFFICERS INSURANCE AND
                        CORPORATE REIMBURSEMENT INSURANCE

                             RENEWAL BUSINESS BINDER

NAMED CORPORATION             :       PROCTER & GAMBLE

POLICY NUMBER                 :        6460657 (RENEWAL OF POLICY NO. 6458089)

POLICY PERIOD                 :        JUNE 30, 2003 TO JUNE 30, 2004

LIMIT OF LIABILITY            :        US$25,000,000

ATTACHMENT                    :        US$125,000,000

PREMIUM                       :        US$785,000

CURRENCY                      :        U.S. DOLLAR

COMMISSION                    :        12%

SUBJECT TO:

1.   Copy of CODA renewal application, with letter assigning to Starr;
2.   Copies of all underlying policies, as soon as possible;
3. Copies of any information requested by or provided to any underlying insurer.

ADDITIONAL TERMS:
1.   Unilateral Discovery Clause - 150% of annual premium for 12 months;
2.   Prior & Pending Litigation exclusion effective June 30, 2001;
3.   Cancellation Clause - same number of days as CODA;
4. This binder is subject to confirmation that any higher layer placed does not attract a higher premium per million than Starr's lower layer;
5. Non-follow form of State amendatory, panel counsel, choice of law, service of suit or arbitration endorsements, if applicable;
6.   Non-follow form of underlying sub-limits, with recognition of erosion;
7. Starr will not provide coverage broader than the most restrictive underlying policy.

FOLLOWED POLICY:
                           CODA    $25,000,000
                           XL      $25,000,000
                           Ace     $25,000,000
                           AWAC    $25,000,000
                           Arch    $25,000,000

Premium to be received no later than July 14, 2003.

The captioned policy will be issued upon receipt of the primary and all underlying policies.

ACCEPTED BY:      /s/ ADAM KLEINMAN         DATE  : June 30, 2003
                  Adam Kleinman
                  Vice President